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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 23, 2007
                                                           ------------

                              Seamless Wi-Fi, Inc.
                              --------------------
             (Exact name of registrant as specified in its chapter)


           Nevada                      0-20259                  33-0845463
           ------                      -------                  ----------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation              File Number)            Identification No.)

           800N. Rainbow Blvd, Suite 208
                 Las Vegas, Nevada                           89107
                 -----------------                           -----
     (Address of principal executive offices)             (Zip Code)


                                 (775)-588-2387
                                 --------------
               Registrant's telephone number, including area code


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

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Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

On May 22, 2007, Seamless Wi-Fi, Inc. (the "Company") entered into an OEM Mobility License Agreement (the "Agreement") with Microsoft Licensing, GP, a Nevada general partnership, located in Texas ("MS"), the effective date which is May 1, 2007.

The Agreement provides that MS will grant to the Company a non-exclusive, limited license to use and distribute certain Microsoft software, tools and utilities, associated product materials, and other items (collectively, the "Licensed Products"). The Agreement has an expiration date of May 31, 2009. The Company paid MS $245,000 upon the signing of the Agreement on May 22, 2007 and will pay $18,848 per month through May 31, 2008, and $40,834 per month through May 31, 2009. For each unit of Licensed Product distributed by the Company, the Company has agreed to pay MS certain royalty rates set forth in a royalty schedule.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 23, 2007          SEAMLESS WI-FI, INC.


                             /s/ Albert Reda
                             ------------------------------------------------
                             By: Albert Reda
                             Its: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)